UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 6, 2018

Majesco

(Exact Name of Registrant as Specified in its Charter)

California	001-37466	77-0309142
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

412 Mount Kemble Ave, Suite 110C, Morristown, NJ 07960

(Address of Principal Executive Offices)(Zip Code)

Registrant's telephone number, including area code (973) 461-5200

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 8.01	Other Events.

On December 6, 2018, Majesco (“Majesco”, the “Company” or “we”) announced that it has filed a registration statement on Form S-1 (the “Registration Statement”) with the Securities and Exchange Commission for the distribution at no charge to the holders of the Company’s outstanding common stock of non-transferable subscription rights to purchase shares of common stock. Majesco intends to use the net proceeds from the rights offering to reimburse debt, fund future acquisitions and for general corporate purposes, including to fund any remaining payments in connection with the acquisition of Exaxe Holdings Limited (the “Exaxe Acquisition”).

The Registration Statement includes the following information regarding the Exaxe Acquisition:

Exaxe is a private limited company incorporated in Ireland under registration number 314389. Exaxe is a leading cloud based digital insurance software provider for life, pensions and wealth management headquartered in Dublin, Ireland, and serving a growing list of blue chip European insurers. The Exaxe software helps reduce implementation time and costs, deliver speed to market for new products, achieve operational efficiencies and improve customer experience. Established in 1997, Exaxe is an award-winning SaaS provider of software solutions that helps life and pensions companies with digital transformation by allowing them to launch new products faster, administer products more efficiently and respond with greater flexibility to the marketplace. Exaxe provides leading edge front, middle, and back-office SaaS solutions specifically for life, pensions, and wealth sectors. Exaxe’s SaaS based solutions provide full lifecycle support, from automated advice through sales, administration and claims for life, pensions and wealth management product sets.

During the fiscal year ended December 31, 2017 and nine months ended September 30, 2018, Exaxe had revenues of Euros 3.66 million and Euros 3.25 million, respectively, as determined under Irish GAAP. As of September 30, 2018, Exaxe had 36 employees.

The Registration Statement also included the following additional risk factors regarding the Exaxe Acquisition:

We may fail to realize all of the anticipated benefits of the acquisition of Exaxe, such benefits may take longer to realize than expected or we may encounter significant difficulties integrating Exaxe’s business into our operations. If the acquisition does not achieve its intended benefits, our business, financial condition, and results of operations could be materially and adversely affected.

We believe that the acquisition of Exaxe will result in certain benefits, including certain cost synergies, drive product innovations and operational efficiencies; however, to realize these anticipated benefits, the business of Exaxe must be successfully combined with our business. The combination of two independent businesses is a complex, costly, and time-consuming process that will require significant management attention and resources. The integration process may disrupt the businesses and, if implemented ineffectively, would limit the expected benefits of this acquisition to us. The failure to meet the challenges involved in integrating the two businesses and to realize the anticipated benefits could cause an interruption of, or a loss of momentum in, our activities and could adversely affect our results of operations.

The overall integration of the businesses may result in material unanticipated problems, expenses, liabilities, competitive responses, loss of customer and other business relationships, and diversion of management’s attention. The difficulties of combining the operations of the companies include, among others:

•	the diversion of management’s attention to integration matters;
•	difficulties in achieving anticipated cost savings, synergies, business opportunities, and growth prospects from the combination;
•	difficulties in the integration of operations and systems;
•	conforming standards, controls, procedures, accounting and other policies, business cultures, and compensation structures between the two companies;
•	difficulties in the assimilation of employees and corporate cultures; and
•	challenges in attracting and retaining key personnel.

Many of these factors are outside of our control and any one of these factors could result in increased costs, decreases in the amount of expected revenues, and additional diversion of management’s time and energy, which could materially adversely impact our business, financial condition, and results of operations. In addition, even if the operations are integrated successfully, the full benefits, including the synergies, cost savings, revenue growth, or other benefits that are expected, may not be achieved within the anticipated time frame, or at all. Further, additional unanticipated costs may be incurred in the integration of our businesses. All of these factors could decrease or delay the expected accretive effect of the acquisition, and negatively impact our business, operating results, and financial condition. As a result, we cannot provide any assurance that the acquisition of Exaxe will result in the realization of the full benefits that we anticipate.

If Exaxe Limited, a subsidiary of Exaxe, is not in compliance with its funding agreement with Enterprise Ireland, our business may be materially harmed.

In July 2016, Exaxe Limited, formerly the subsidiary of Exaxe, entered into a funding agreement with Enterprise Ireland pursuant to which Enterprise Ireland granted Exaxe Limited up to EUR 500,000 for purposes of research and development to be conducted in Ireland. Pursuant to the terms of the funding agreement, Exaxe Limited agreed to certain covenants including, among other things, ensuring that the controlling interest in Majesco or Exaxe Limited will not be changed without the prior written consent of Enterprise Ireland, not to use the grants for any purpose other than as set forth in the funding agreement, to comply with certain procurement and pay requirements, not to pledge or dispose of its grant-aided assets and to furnish Enterprise Ireland with audited accounts for each year until grants have been fully paid to Exaxe Limited. In the event that Exaxe Limited breaches any of the covenants contained in the funding agreement, Enterprise Ireland may, among other things, immediately cease making payments under the grant and/or seek repayment of any grants already paid to Exaxe Limited. In addition, in connection with the Exaxe Acquisition, we entered into a guarantee and indemnity agreement with Enterprise Ireland whereby we guaranteed payments owed by Exaxe Limited and agreed to indemnify Enterprise Ireland against any losses, liabilities and damages suffered as a result of any actions or otherwise incurred by Enterprise Ireland as a result of the failure by Exaxe Limited to pay amounts due pursuant to the terms of the funding agreement. In the event Enterprise Ireland ceases making payments or seeks repayment of any grants from either Exaxe Limited or us, our business may be materially harmed.

Our ability to operate and manage the Exaxe business will be subject to certain restrictions during the earnout period and the entire earnout will be due if we sell the business.

We may be required to make certain earnout payments during the fiscal years ended December 31, 2019, 2020 and 2021 pursuant to the terms of the Exaxe Acquisition. The entire earnout amount, less any portion already paid, will become due and payable upon a sale of beneficial interests in a majority of the outstanding shares of Exaxe or its subsidiary or a sale or other disposal in whole or substantial part of the undertaking or assets of Exaxe or its subsidiary before the end of the earnout period. We will also be restricted from making certain changes to the business of Exaxe, or diverting or redirecting Exaxe’s orders, revenue, customers, clients, suppliers or employees during the earnout period.

A registration statement relating to these securities has been filed with the SEC but has not yet become effective. The securities may not be sold nor offers to buy be accepted prior to the time the registration statement becomes effective. This announcement shall not constitute an offer to sell, or the solicitation of an offer to buy, the subscription rights or the underlying common stock, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Majesco

By:	/s/ Farid Kazani
Farid Kazani, Chief Financial Officer

Date: December 6, 2018

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